EXHIBIT 13

VISUAL GUIDE #1: HOW ROYALTIES WORK

What are music royalties?

Music royalties are a cut off the top of any revenue earned from music in any way. The owner of a royalty gets paid first, before stockholders, company executives, or others.

It's the difference between earning 1-cent for every iPhone sold before expenses, versus earning dividends in Apple stock.

In music, royalties are generated from copyrights. There are two copyrights attached to any given song, which earn royalties in different ways.

The Composition	The Recording
A song as it is written and published on paper	A song as it is performed and recorded.

Example:

“The Christmas Song” (“Chestnuts Roasting On An Open Fire...”).

Mel Torme wrote the song, and therefore owns the composition copyright.

But Nat King Cole recorded it, as did dozens of others over the years.

Nat King Cole and the others own the sound recording of the version they made.

Sometimes the same person both writes and performs a song. In that case, they own both the composition and the sound recording copyright.

Copyrights last for quite a while, typically the lifetime of the musician plus 70 years.

For the most part, any use of a song pays both the composer and the performer. Music sales, streaming, and licensing all pay the songwriter and the recording artist. Rates differ depending on whether it’s on-demand streaming, Internet radio streaming, licensed for a TV show or advertisement, and so on. The only exception is traditional radio, where in the U.S. only the composition copyright is paid.

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Streaming music services, both on-demand and Internet radio services, pay higher rates for the sound recording royalty than they do for the composition.

There are also established entities tasked with tracking, collecting, and distributing royalties to royalty owners. Labels, and digital distributors, typically collect royalties due the sound recording copyright, and pay the artists directly. Publishers and performing rights organizations collected royalties due for the composition, and in turn pay the songwriter.

Disclaimer: No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualifed with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualifcation date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind. The securities to be offered will be highly speculative. Investing in shares of Royalty Flow will involve signifcant risks. Investment will be suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefnite period of time. No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue. This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identifed by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

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VISUAL GUIDE #2: WHAT’S INCLUDED IN THE FBT-EMINEM ROYALTIES

ENCORE (EMINEM)

Curtains Up

Evil Deeds

Never Enough

Yellow Brick Road

Like Toy Soldiers

Mosh

Puke

My 1st Single

Paul [Skit]

Rain Man

Big Weenie

Em Calls Paul [Skit]

Just Lose It

Ass Like That

Spend Some Time

Mockingbird

Crazy in Love

One Shot 2 Shot

Final Thought [Skit]

Encore

We as Americans

Love You More

Ricky Ticky Toc

CURTAIN CALL (EMINEM)

Fack

Shake That

When I’m Gone

Intro (Curtain Call)

The Way I Am

My name Is

Stan

Lose Yourself

Shake That

Sing For The Moment

Without Me

Like Toy Soldiers

The Real Slim Shady

Mockingbird

Guilty Conscience

Cleanin Out My Closet

Just Lose It

3

RELAPSE (EMINEM)

Dr. West [Skit]

3 A.M.

My Mom

Insane

Bagpipes from Baghdad

Hello

Tonya [Skit]

Same Song & Dance

We Made You

Medicine Ball

Paul [Skit]

Stay Wide Awake

Old Time’s Sake

Must Be the Ganja

Mr. Mathers [Skit]

Déjà Vu

Beautiful

Crack a Bottle

Steve Berman [Skit]

Underground

Careful What You Wish For

My Darling

RELAPSE: REFILL (EMINEM) Forever Hell Breaks Loose Buffalo Bill Elevator Taking My Ball Music Box Drop the Bomb On ‘Em

4

RECOVERY (EMINEM)

Cold Wind Blows

Talkin’ 2 Myself

On Fire

Won’t Back Down

W.T.P.

Going Through Changes

Not Afraid

Seduction

No Love

Space Bound

Cinderella Man

25 to Life

So Bad

Almost Famous

Love the Way You Lie

You’re Never Over

[Untitled Hidden Track]

THE MARSHALL MATHERS LP 2 (EMINEM)

Bad Guy

Parking Lot (Skit)

Rhyme Or Reason

So Much Better

Survival

Legacy

Asshole

Berzerk

Rap God

Brainless

Stronger Than I Was

The Monster

So Far

Love Game

Headlights

Evil Twin

DEVIL’S NIGHT (D-12) These Drugs
8 MILE SOUNDTRACK (VARIOUS) Love Me Lose Yourself Rabbit Run 8 Mile Places To Go Rap Game

5

CHEERS (OBIE TRICE) Hands On You Lady Outro Shit Hits The Fan We All Die One Day
RESURRECTION (TUPAC) One Day At A Time
GET RICH OR DIE TRYIN’ (50 CENT) Don’t Push Me Patiently Waiting
LOYAL TO THE GAME (2PAC) Black Cotton Soldier Like Me
D12 WORLD (D-12) 6 In The Morning American Psycho 2 Bitch Get My Gun Git Up How Come Keep Talkin’ Leave Dat Boy Alone Loyalty
THE HUNGER FOR MORE (LLOYD BANKS) Warrior Part 2
THE MASSACRE (50 CENT) Gatman & Robin
KISS OF DEATH (JADAKISS) Welcome To D-Block

6

THE PEOPLE VS. (TRICK TRICK) No More To Say Welcome 2 Detroit
THE LONGEST YARD SOUNDTRACK (VARIOUS - D12) My Ballz
THOUGHTS OF A PREDICATE FELON (TONY YAYO) Drama Setter
EMINEM PRESENTS THE RE-UP (VARIOUS) Shady Narcotics We’re Back Murder The Re-Up You Don’t Know Jimmy Crack Corn Whatever You Want Smack That (Remix) Public Enemy #1 Cry Now No Apologies
SECOND ROUND’S ON ME (OBIE TRICE) Wake Up There They Go
THE BLUEPRINT (JAY-Z) Renegade
KONVICTED (AKON) Smack That
THE COUNTY HOUND (CA$HIS) Pistol Poppin

7

HELL: THE SEQUEL (BAD MEETS EVIL) Welcome 2 Hell Fastlane The Reunion Above the Law I’m On Everything A Kiss Lighters Take from Me Loud Noises Living Proof Echo

ALBUM

THE SLIM SHADY LP (EMINEM)

Public Service Announcement

My Name Is

Guilty Conscience

Brain Damage

Paul

If I Had

‘97 Bonnie & Clyde

Bitch

Role Model

Lounge

My Fault

Ken Kaniff

Cum on Everybody

Rock Bottom

Just Don’t Give a Fuck

Soap

As the World Turns

I’m Shady

Bad Meets Evil

Still Don’t Give a Fuck

THE MARSHALL MATHERS LP (EMINEM)

Public Service Announcement 2000

Kill You

Stan

Paul (Skit)

Who Knew

Steve Berman

The Way I Am

The Real Slim Shady

Remember Me?

I’m Back

8

ALBUM

Marshall Mathers Ken Kaniff (Skit) Drug Ballad Amityville Bitch Please II Kim Under the Influence Criminal The Kids

THE EMINEM SHOW (EMINEM)

Curtains Up [Skit]

White America

Business

Cleanin’ Out My Closet

Square Dance

The Kiss [Skit]

Soldier

Say Goodbye Hollywood

Drips

Without Me

Paul Rosenberg (Skit)

Sing for the Moment

Superman

Hailie’s Song

Steve Berman [Skit]

When the Music Stops

Say What You Say

‘Till I Collapse

My Dad’s Gone Crazy

Curtains Close (Skit)

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Disclaimer: No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind. The securities to be offered will be highly speculative.  Investing in shares of Royalty Flow will involve significant risks.  Investment will be suitable only for persons who can afford to lose their entire investment.  Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time.  No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue. This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

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VISUAL GUIDE #3: INVESTMENT CRITERIA

Our Approach To Royalty Acquisitions and Operations

Our criteria for new royalty acquisitions include:

1. A Track Record of Royalty Income

Royalty Flow does not plan to speculate on unproven artists or catalogs. We’re looking for assets with a track record of earnings that we expect will generate substantial income in the future. We want to generate between 7 and 15% income with each asset we acquire.

2. Capital Appreciation Potential

When we evaluate potential royalty acquisitions, we’ll keep an eye towards the future and seek to buy assets that have high potential for capital appreciation.

Thanks to subscription streaming music services, the music business grew for the first time in 15 years in 2015. We believe the bull market for the music business has only just begun, so we believe that many of these assets have high potential for capital appreciation.

3. Passive Interests Only

We plan to acquire non-operating interests in great IP. That means the owners of the assets we buy can take some money off the table but still maintain a substantial economic interest.

As investors, the best way to generate great returns is to get as close as possible to the ownership of an underlying asset. We think Royalty Flow will prove the best way to achieve this.

We’ll keep our interests aligned with the IP owners we partner with. Since we’re not acting as a record label or publisher, our cost base is lower, which allows us to reward shareholders better.

4. Established Operating Partners

Focusing on passive interests means we must partner with excellent active operators .

We’re looking for partners with a track record of great stewardship. This includes demanding regular and consistent earnings audits, vigorously defending rights against infringement, and a proven history of unlocking value.

We must also ensure our interests are aligned with the operators. We will do this through shared incentives and equal treatment clauses in our agreements.

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Disclaimer: No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind. The securities to be offered will be highly speculative.  Investing in shares of Royalty Flow will involve significant risks.  Investment will be suitable only for persons who can afford to lose their entire investment.  Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time.  No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue. This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

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I N V E S T O R P R E S E N T A T I O N S e p t e m b e r 2 0 1 7

DISCLAIMER

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative. Investing in shares of Royalty Flow will involve significant risks. Investment will be suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

TABLE OF CONTENTS	OVERVIEW INVESTING IN ROYALTIES MUSIC INDUSTRY RECOVERY ROYALTLY FLOW: BUSINESS MODEL ROYALTY FLOW: FIRST ASSET ROYALTY FLOW: IMPORTANT INFORMATION APPENDIX

ROYALTY EXCHANGE	4

Mission:	Making quality media royalty streams investable.
Founded:	2011
Full-Time Employees:	16
Registered Users:	21,000+
Focus Since Inception:	Media-Based Intellectual Property Royalties
Location:	Denver, CO

IP assets sold/acquired via 200+ auctions in the last two years at Royalty Exchange include royalties spanning:

Music
Television/Movies
Photography
Video
Publishing (books)

*As of September 2017

ROYALTY EXCHANGE G R O S S M A R K E T P L A C E V O L U M E	5

GROSS MARKETPLACE VOLUME: The sum of the gross dollar value of closed deals that generated revenues or commissions for Royalty Exchange.

Royalty Exchange GMV by Quarter
	16-Q1*	16-Q2**	16-Q3	16-Q4	17-Q1	17-Q2
Closed GMV	$220,550	$970,000	$1,018,300	$1,080,500	$1,774,900	$2,432,400
% Growth (Q over Q)	N/A	N/A	4.98%	6.11%	64.27%	37.04%

*Partial data **Excludes 1 abnormal auction

POST-2008: CORRELATIONS STILL INCREASING	6

INTERNATIONAL
MONETARY
FUND (IMF):

Global asset prices have
a higher tendency to
move together now
than at any other time
since the 2008 Financial
Crisis.

• IMF World Financial Stability Report, October 2015

• IMF World Financial Stability Report, April 2016

http://www.fa-mag.com/news/global-investment-outlook-27345.html

CASE FOR ALTERNATIVE ASSETS	7

	•	“Broadly speaking,
alternatives are investments
in assets other than stocks,
bonds and cash or
investments”

	•	“Because alternatives tend to
behave differently than
typical stock and bond
investments, adding them to
a portfolio may provide
broader diversification,
reduce risk, and enhance
returns.”

- BlackRock, Inc.

https://www.thestreet.com/story/13383547/1/4-reasons-why- investors-should-consider-alternative-investments.html

https://www.blackrock.com/investing/resources/education/alternative- investments-education-center/what-are-alternative-investments

MUSIC ROYALTIES: ALTERNATIVE ASSETS	8

L O W    C O R R E L A T I O N

Music consumption has not historically changed with

interest rate movement OR stock market volatility

“The secular influence of new sound-carrier format introductions such as cassettes in 1973, compact discs in 1983, and digital downloading and streaming services (e.g. Napster) has been far more important than the business cycle in affecting demand.”

- HOWARD VOGEL

•	Former Merrill Lynch Senior Entertainment Industry Analyst (17 years)
•	Ranked Top Entertainment Industry Analyst for 10 years by Institutional Investor magazine

THE ASSET CLASS: MUSIC ROYALTIES	9

Consistent
Income/
Cash Flow

Relative Price (NAV) Stability		Capital Appreciation Potential

Long-Term Assets
(paid for the live of
the artist + 70 years)

ROYALTIES 101	10

“THE BEST BUSINESS IS A ROYALTY ON

THE GROWTH OF OTHERS, REQUIRING

VERY LITTLE CAPITAL ITSELF”

- WARREN BUFFETT

Warren Buffett quoted in “The Money Masters” by John Train, published 1980

ROYALTIES 101	11

A “royalty” is a monetary compensation paid to the owner of an asset.	•	The owner may license the asset to be used by another party, and will be paid a percentage of the net revenues of the asset based on its usage.

•

Music royalties are a “cut off the top” of revenue earned from music. The owner of a royalty gets paid before stockholders, company executives, and others at specified intervals like annually, quarterly or monthly.

MUSIC ROYALTY INCOME	12

MUSIC INDUSTRY: TURNING THE CORNER	13

“IT’S FINALLY TURNING THE CORNER. AFTER

15 YEARS OF DESTRUCTION, THE NEXT 15

YEARS ARE ALL ABOUT VALUE CREATION”

- LISA YANG

•	Goldman Sachs Executive Director of Media and Internet

http://www.goldmansachs.com/our-thinking/pages/music-in-the-air.html

MUSIC INDUSTRY CRISIS: 1999-2014	14
Global recording industry revenue: Decreased Nearly 40%

IFPI – MIDiA Research - April 2017

MUSIC INDUSTRY RECOVERY: 2015+	15

The Rise of Digital Streaming

•	Streaming is now outpacing the effect of declining physical sales (CDs).

•	Technological advances (smartphones, mobile networks, etc.) are creating opportunities for continued growth.

IFPI – MIDiA Research - April 2017

GOLDMAN SACHS PROJECTION	16
Digital Streaming Paid Revenues: Revised Upward

Goldman Sachs Equity Research, GS Music in the Air Series. - August 28, 2017

MUSIC INDUSTRY RECOVERY CHAIN	17
Major Beneficiary: Royalty Asset Owners

GLOBAL DIGITAL MUSIC REVENUE	18
2005-2016

INCLUDES:

•	Streaming

•	Downloads

•	Ringtones

•	Non-interactive streaming (Pandora, Sirius XM, YouTube)

IFPI – “Global Music Report 2017”, Page 11 - April 2017

DIGITAL STREAMING:	19
CHALLENGING TERRESTRIAL RADIO

U.S. TERRESTRIAL RADIO AIRPLAY	à	RECORDING ARTISTS DO NOT GET PAID
DIGITAL STREAMING PLAYS	à	RECORDING ARTISTS GET PAID

IFPI – “Global Music Report 2017”, page 16 – April 2017	Edison Research “State of the News Media 2016” – February 2017

MUSIC INDUSTRY:	20
PROJECTED REVENUE GROWTH

PWC; VentureBeat – June 2017

21

Royalty Flow is a specialty financing company acquiring passive interests in quality media royalty streams.

ROYALTY FLOW	22

E X C L U S I V E    R O Y A L T Y   A C C E S S

Royalty Flow will grant investors exclusive access to media
royalty streams via a daily liquid, exchange-traded stock.

Acquisition & Growth Strategy Will:
Royalty Flow will offer the most direct exposure to media royalties available on a public exchange.	Initially focus on music assets. Actively analyze and potentially include other forms of media-based Intellectual Property, including but not limited to:

	Movies	Television	Trademarks

ROYALTY FLOW	23

A S S E T    E V A L U A T I O N   C R I T E R I A

We use a series of quantitative, qualitative, financial, and legal criteria by which we evaluate the potential acquisition of royalty interests. The factors considered include:

Experience and skill of
the active management
team

Track record of royalty earnings	Target IRR: 8-16%	Longevity and staying power of the underlying intellectual property

	Type of intellectual	Potential for revenue
	property royalties	growth

ROYALTY FLOW	24

G R O W T H    S T R A T E G Y

ROYALTY FLOW’S GROWTH STRATEGY WILL TARGET

Dividend Growth

Capital Appreciation

Cost efficiency
|	|
Passive interest only	Established operating partners

DIVIDEND GROWTH CREATES VALUE	25

R O Y A L T Y   F L O W   W I L L   P U R S U E   D I V I D E N D   G R O W T H

“DIVIDENDS HAVE BEEN A
MAJOR COMPONENT OF THE
STOCK MARKET’S OVERALL
TOTAL RETURNS
THROUGHOUT HISTORY.
DIVIDENDS HAVE
CONTRIBUTED ANYWHERE
FROM 25% TO 75% OF THE
MARKET’S OVERALL TOTAL
RETURN OVER THE PAST
SEVEN DECADES”

- BRIAN BOLLINGER *

THESTREET.COM

Ned Davis Research, Morningstar
*https://www.simplysafedividends.com/dividends-vs-total-returns/

ROYALTY FLOW	26

C A P I T A L    A P P R E C I A T I O N    P O T E N T I A L

Goldman Sachs 2030 Projection

The current trends in the music industry provide an opportunity to dwarf the bull market of the early 90s (introduction of CDs)

$28.0 B

2016 Digital Streaming: Global Paid Revenues

$3.0 B

Goldman Sachs Equity Research, GS Music in the Air Series. - August 28, 2017

CAPITAL APPRECIATION POTENTIAL	27

We at Royalty Exchange agree with Goldman
Sachs that the music industry is in the early
days of a bull market. For example, in 2016:

28

COST EFFICIENCY

PASSIVE INTERESTS ONLY		ESTABLISHED OPERATING PARTNERS

•	No expenses of a label or publisher	•	History of effective stewardship, i.e.: defending the asset

•	Copyright owners maintain economic interest to exploit catalog	•	Vigilant focus on monetization

29

FIRST EXCLUSIVE ASSSET

EMINEM

EMINEM’S FULL CATALOG 1999-2013	30

E X T R A O R D I N A R Y    S O U N D    R E C O R D I N G    C A T A L O G    I N C L U D E S

ALL OF EMINEM’S ALBUMS FROM 1999’S SLIM SHADY LP UP TO AND INCLUDING 2013’S MARSHALL MATHERS LP 2.	EMINEM’S SIDE PROJECTS INCLUDING WORKS WITH JAY-Z, AKON, TUPAC, 50 CENT AND MORE

ALL OF EMINEM’S MUSIC VIDEOS	REVENUE HISTORY 20+ YEARS

*Asset being acquired is a 15% or 25% royalty interest from FBT Productions, the individuals who discovered and developed EMINEM

EMINEM CATALOG	31

T O P    2 0    S O N G S    B Y    R E V E N U E    2 0 1 3 - 2 0 1 6

Song Title
The Monster
Berzerk
Lose Yourself
Rap God
Love The Way You Lie - Album V
'Till I Collapse
Without Me
The Real Slim Shady
Survival
Not Afraid
Marshall Mathers
Stan
Mockingbird
Headlights
When I’m Gone
Shake That	Includes songs from
Superman	•	Albums
My Name Is	•	Side Projects
Sing For The Moment	•	Compilations
8 Mile	•	Soundtracks

ROYALTY FLOW	32

T H E   F I R S T   A S S E T

○	Named “Billboard’s Artist of the Decade” for 2000-2010

○	43 Grammy Award nominations, 15 Grammy wins - including six for Best Rap Album.

○	Won an Oscar for Best Original Song with “Lose Yourself”

○	Ranked by Rolling Stone and VH-1 as one of the 100 Greatest Artists of all time.

○	So far in 2017, Eminem is the 12th most streamed artist in the world. And he hasn't released an album in 4 years.

○	One of the best-selling artists of all time, with 10 No. 1 albums and five No. 1 singles.

○	Second best-selling male artist of the Nielsen SoundScan era.

○	Sixth best-selling artist in the United States.

○	Best-selling hip-hop artist of all-time.

○	Globally, has sold more than 172 million albums.

○

Long-term relevance: This catalog has four albums currently charting on the Billboard 200. Three of which are among the top 20 longest-charting of all time, and one: "Curtain Call" was named the longest-charting hip-hop album in history.

EMINEM POPULARITY	33

Statista - 2017

EMINEM POPULARITY	34

Fanpagelist.com - 2017

EMINEM CATALOG	35

FINANCIAL HIGHLIGHTS

C O N T I N U E D   R E L E V A N C E

T H E S T R E A M I N G E F F E C T The streaming royalties grew by 76% in calendar year 2016 over calendar year 2015. Streaming represents 46% of the asset’s total 2016 royalties.
The catalog’s royalties grew by 43% from 2015 to 2016, even though Eminem hasn’t released a new album since 2013.

EMINEM CATALOG: TOTAL EARNINGS	36

Audited financials of the catalog

FBT PRODUCTIONS VS. AFTERMATH RECORDS	37

EFFECTIVE  ASSET  OPERATOR  CASE  STUDY

SEPTEMBER 3, 2010:

•	FBT won the landmark case of FBT Productions v. Aftermath Records.*
•	The Ninth Circuit overruled a District Court decision (which FBT Productions had appealed) determining digital downloads from third party sites are generally licensed, not purchased, by the retailer from the copyright owner.

THE RESULT:

•	The artist (FBT, in this case) is owed the licensing rate for digital downloads and streams of 50%, rather than the sale rate of 12-20%.
•	FBT is now receiving significantly enhanced royalties from digital uses and other licensing.
•	This case has already had a major influence on the income of many renowned artists.

* FBT Productions, LLC v. Aftermath Records, 621 F.3d 958, 961 (9th Cir. 2010), cert. denied, 131 S. Ct. 167

COMPARABLE CASE STUDY: ROYAL GOLD	38

Royal Gold is engaged in the acquisition and
management of precious metals royalties and streams

Company	Symbol	IPO Date	Price/Book Ratio*	Total Return*	Market Cap*	Approximate Employee count*
Royal Gold	RGLD	6/19/1981	2.6	3596%	$6.1 billion	30

In acquiring assets, Royal Gold Seeks:

○	EXTRAORDINARY ASSETS/DEPOSITS

○	POLITICALLY STABLE ENVIRONMENTS

○	EFFECTIVE OPERATING PARTNERS

*Morningstar.com as of September 2017

ROYALTY FLOW	39

V A L U E    P R O P O S I T I O N

INCOME FOCUS	ALIGNMENT OF INTERESTS	CAPITAL EFFICIENT STRUCTURE

Royalty Flow will seek to acquire assets generating uncorrelated income of 8-16% IRR.	Royalty Exchange will own Royalty Flow (approximately 20% upon IPO), aligning interests with shareholders. Royalty Flow will not charge management or performance fees	Keeping costs low Finding, valuing, acquiring and administering media-based IP royalty assets has been our specialty since inception.

	Many alternative asset investors have experienced muted returns due to managers charging exorbitant fees like “2 & 20.”	Intangible assets: no factories or storage facilities necessary. Acquisitions and growth should create “economies of scale.”

IMPORTANT INFORMATION	40

IPO IN Q4 2017

Broker-Dealer(s):	Folio Investing	Fundraise Goal: $11-$50 million

Reg A+ Investment Portal:	Folio Investing	Minimum Investment: $2,250

Stock Exchange:	TBD (NASDAQ or OTC)	Goal: List on NASDAQ Capital Market (may require IPO on OTC Markets)

Transfer Agent:	ComputerShare	NASDAQ Ticker Symbol: RLTY

Legal Counsel:	Hogan Lovells US LLP
Investment period opens:
October 2017
Third Party Due Diligence:	Hogan Lovells US LLP

ROYALTY FLOW FAQ

What is Royalty Flow?

Royalty Flow is a specialty financing company that will acquire and manage royalty interests in media assets. We focus on royalties derived from intellectual property (IP) in the media industry.

Royalty Exchange, our controlling shareholder, creates financing options for IP owners and royalty investment opportunities for investors.

What am I buying?

Buying shares of Royalty Flow means you are an owner of the company which receives royalty income from the catalogs it manages.

The first such asset is the sound recording royalty income of the producer's share of Eminem's pre-2013 catalog; including every solo recording, his side projects (with other artists such as Rihanna, Dr. Dre and music from the movie soundtrack for "8 Mile"), and the videos created for each of the recordings.

For more information on this asset, click here.

Can I sell my shares?

Yes. Shortly after the regulation A+ offer is closed, Royalty Flow plans to list on a public exchange.

When will shares appear on the public exchange?

The timing is dependent on a number of factors, but we expect it to be a month or two after the crowdfunding campaign ends.

What are shares of Royalty Flow worth?

Royalty Flow shares are being offered at $7.50 a share during the crowdfunding campaign. Once listed on the public exchange, the share price will be based on supply and demand.

How long will the Reg A+ offer last?

Until the minimum is reached. Management will also make an announcement seven days prior to closing the offer.

How long until I see a return on my investment?

We intend to distribute dividends in the first year.

1

What is Regulation A+ and how is it different from crowdfunding sites like Kickstarter?

Reg A+ regulations were created by the JOBS Act. It allows non-accredited investors to participate in startup investing. You are purchasing equity in Royalty Flow, which entitles you to future potential dividends. Kickstarter is crowdfunding in which the rewards are based on product tiers.

Read more here

What's the difference between buying during the Reg A+ offering or on the public exchange?

The Reg A+ round gives you first access at a fixed per-share price of $7.50, with a minimum buy-in of $2,250 for 300 shares. The public exchange will let you buy a single share if you want but without a set per-share price.

Will I have to pay taxes on earnings?

You'd have to pay taxes on any dividends received, and on the profits of any sale of your stock. Same as any other publicly traded stock.

How is Royalty Exchange involved?

Royalty Exchange will own a minimum of 20% of Royalty Flow, and therefore makes money the same way other shareholders do.

Is there a minimum investment?

Yes, the minimum investment during the Reg A+ round is $2,250 for 300 shares.

What are the risks?

Any investment carries risks. Past performance does not guarantee future results. For a full disclosure of the potential risks, please read our 1A filing, available here.

How much are you trying to raise?

Our goal is to raise between $11 - $50 million.

2

What are you using the proceeds for?

The proceeds from the initial offering will be used first to acquire the Eminem catalog from FBT Productions. We plan to use any remaining funds to acquire additional premium catalogs with a proven history of success to add to and diversify the Royalty Flow holdings.

What are royalties?

Royalties are payments made from one party (sometimes referred to as the "licensee") to another (the" licensor") for the right to make use of an asset. The asset can be virtually anything -- from music, to tangible assets like minerals and oil, to intellectual property like copyrights, trademarks and patents. Royalty payments are often calculated as a percentage of the revenue generated by the asset's use.

Learn more about industry-specific royalties here.

Do I have to be an accredited investor?

No. Regulation A+ allows anyone to participate, not just accredited investors.

How can I include my catalog in Royalty Flow?

We’re constantly evaluating other catalogs and media IP assets to include in Royalty Flow. If you’d like to get involved, contact us.

Where can I learn more about Royalty Exchange?

You can read more on the Royalty Exchange FAQ page.

3

Disclaimer:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative.  Investing in shares of Royalty Flow will involve significant risks.  Investment will be suitable only for persons who can afford to lose their entire investment.  Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time.  No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

4

ROYALTY EXCHANGE TO LAUNCH IPO OF ICONIC MUSIC ROYALTY CATALOGS

DENVER (Sept. 25, 2017)—Royalty Flow, Inc. (“Royalty Flow”), a subsidiary of Royalty Exchange, the premier online marketplace for music and media royalties, today filed to offer its shares to the public under Title IV of the 2012 JumpStart Our Business Start-up (JOBS) Act, known as “Regulation A+”, paving the way for individuals to invest in iconic music royalties.

Royalty Flow intends to acquire and hold royalties from music catalogs of the world’s biggest music artists. The first of these iconic music catalogs will be the production company’s master sound recording royalties from the 1999-2013 recording catalog of hip-hop superstar EMINEM.

Royalty Exchange is working with the Detroit producers who first signed EMINEM, Jeff and Mark Bass—co-founders of “Funky Bass Team” (FBT) Productions—with their manager Joel Martin, to bring this opportunity to fans and investors alike.

To make this possible, Royalty Exchange created Royalty Flow, a one-of-a-kind company designed to acquire and hold royalty catalogs of music and other media.

Individual and institutional investors can buy shares of Royalty Flow—and with it share in the previously privately owned royalty catalog it holds—through an equity offering the company filed for today. Royalty Flow targets raising between $11 and $25 million.

Royalty Flow’s Regulation A+ offering will begin after the SEC qualifies the filing, expected sometime in October. Minimum buy-in is expected to be $2,250 for 150 shares ($15 per share). Following this “mini IPO,” Royalty Flow intends to list on a public stock exchange, where anyone can buy and trade shares and be eligible to collect dividends from the EMINEM royalties, as well as other world-class royalty assets as they are added.

“Royalty Flow gives investors the opportunity to participate in assets that are uncorrelated with public markets, and directly benefit in the music industry’s growth,” said Matthew Smith, CEO Royalty Exchange and Royalty Flow’s Chairman. “It also gives thousands of artists, producers, labels, songwriters, publishers, and other rightsholders who contribute to the success of the superstars they work with access to on-demand financing options with the kind of flexibility seldom found in the music industry.”

5

The Bass brothers and FBT own producer credits and additional royalties on all EMINEM recordings and releases from 1999 - 2013. They are making up to 25% of their master sound recording royalties in the EMINEM recording catalog available to investors through Royalty Flow.

This includes all EMINEM albums released in that timeframe (such as the diamond-certified The Marshall Mathers LP and The Eminem Show) as well as other EMINEM projects, contributions, and recordings.

With more than 172 million albums sold in his career, EMINEM is the second best-selling male artist of the last 25 years. Four of his albums remain on the Billboard 200 today, three are among the top 20 longest-charting albums of all time, and one—Curtain Call—was recently named the longest-charting hip-hop album in history.

The Bass brothers and Martin are groundbreaking champions for artists’ digital rights. They successfully fought for higher royalty payments for digital downloads and streaming, and won a landmark legal victory with an award of a substantially higher rate than paid to most producers or artists.

“We believe Royalty Exchange is the new model for music financing,” said their manager, Joel Martin. “We’ve supported increased transparency for artists our entire career, and Royalty Exchange is no different. They give investors simple, direct access to royalty opportunities that previously were available only to industry insiders. This changes everything.”

To register for updates on the Royalty Flow crowdfunding campaign, or to get more information, please visit www.royaltyipo.com.

About Royalty Exchange Royalty Exchange helps artists and rightsholders raise money by connecting them with private investors on the world’s first premium marketplace for royalty generating assets. Creators love us because our transparent marketplace helps them get fair market value for their work. Investors love us because we help them diversify into uncorrelated, income-generating assets. And our commitment to transparency and honesty ensures value for all. Follow us on Twitter and Facebook.

6

About FBT/Bass Brothers

The Bass brothers, and their company FBT Productions, is the production team made up of Mark and Jeff Bass. Both are exceptional musicians, but their true talents lie in producing, working with the likes of Quincy Jones, George Clinton, D-12 and, of course, Eminem. After discovering and signing Eminem in 1995, the Bass brothers developed his signature musical style, producing and/or co-writing more Eminem tracks than any other producer on his most successful albums. This relationship garnered not only multiple Grammy awards, but also the Academy Award in 2003 for Best Original Song, “Lose Yourself.” For more background, see:

Disclaimer:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative.  Investing in shares of Royalty Flow will involve significant risks.  Investment will be suitable only for persons who can afford to lose their entire investment.  Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time.  No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This news release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

7

Video 1: Introduction to the opportunity

Disclaimer:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative. Investing in shares of Royalty Flow will involve significant risks. Investment will be suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

V-1

Today I’m going to share the details of a new investment opportunity. This does involve the sale of securities, so I’d like to encourage you to read the information on the screen right now. And remember, at any point during this presentation, you can find the same information at the bottom of the screen. Please read it.

Today, I want to talk about a new and unusual investment opportunity. If you're at all interested in income-producing assets, you're gonna love this...

Because of recent changes in crowdfunding laws, you now have the chance to invest in some of the world’s best royalty-generating media assets, including the music of one particular artist listed on Rolling Stone’s 100 greatest artists of all time.1

Hi, my name is Matthew Smith

I'm the Chairman of Royalty Flow and the CEO of Royalty Exchange. You may have heard of Royalty Exchange because it’s the online marketplace for buying and selling music royalties. The exchange has been written about in the Wall Street Journal, Rolling Stone, the NY Times and many other major publications

Music streaming is booming and leading the way of a music industry resurgence.

And, it just so happens that the artist I’m talking about - despite the fact some of his work is more than 20 years old - is the 12th most streamed artist in the world.2

Now… I don’t know if you’re one of Spotify’s 60 Million paying Subscribers, or Apple Music’s 30 Million, or Pandora or Amazon Music or any of the others… but if you are imagine this…

Each time you or anyone else plays this artist’s work, a royalty is generated for the rights holders including the artist, the label, and soon, perhaps you.

____________________

1 http://www.rollingstone.com/music/lists/100-greatest-artists-of-all-time-19691231/eminem-20110420

2 http://www.buzzanglemusic.com/wp-content/uploads/BuzzAngle-Music-2017-Mid-Year-U.S.-Report.pdf (p. 26)

V-2

Here are a few facts you should know:

•	This artist’s first record was released in 1996.[3]

•	This artist has sold more than 172 million records. Michael Jackson is the only male artist who’s sold more.[4]

•	This artist was the first in his genre to win an Academy Award.[5]

Let’s talk more about the artist in a moment.

First, let me tell you a bit more about what we’ve been working on and how you can benefit.

We’ve created a new company called Royalty Flow, that will acquire royalty interests in world-class media assets. We're using Regulation A+ of the JOBS act to raise capital for this purpose, so that any investor can participate in this initial public offering.

This is a unique opportunity for investors to earn dividends from one of the most iconic assets in the world.

As operators of the largest exchange for music royalties, it’s clear to us that these assets, with a strong track record of royalty income, are undervalued right now - and present an opportunity for investors like you.

In this series of videos, I'm going to explain why we believe media royalties are undervalued today. I'll share how you can be one of the first investors in this exciting new opportunity. And of course, I'll tell you all about the first asset that Royalty Flow will buy.

Let's start there...

One night in 1992, Mark Bass, who together with his brother Jeff Bass, makes up the Funky Bass Team, FBT Productions, discovered a young rapper freestyling on a local radio show.

____________________

3 https://en.wikipedia.org/wiki/Infinite_(Eminem_album)

4 https://en.wikipedia.org/wiki/Eminem#cite_note-British_Hit_Singles_.26_Albums-2

5 https://en.wikipedia.org/wiki/Eminem#cite_note-British_Hit_Singles_.26_Albums-2

V-3

Impressed by this rapper's talent and potential, the brothers signed the young artist, soon to be known to the world as Eminem, and in 1996 released his first album, Infinite to critical dismay. The album sold less than 100 copies.

But Mark and Jeff continued to nurture and support Eminem as he developed the alter ego, Slim Shady, and are responsible for creating his signature music style. Both exceptional musicians, they crafted catchy tracks without using samples, a common practice in the hip-hop world, instead playing all the instruments themselves. Once they release his break-through album, the Slim Shady EP in 1997, the brothers continued to work with Eminem co-writing or producing most of his acclaimed recordings and hits through the release of Curtain Call.

They've won several Grammys and an even Academy Award for Best Original Song with “Lose Yourself” from the film “8-Mile”.

And FBT Productions paved the way for a ground breaking ninth circuit court decision in 2011 affirming the payment of digital exploitation of the Eminem’s recordings were subject to the much higher 50-50 licensing provision in their contract with Universal Music Group.

Now for the first time, a portion of FBT’s on-going royalty interest from the entire catalog of Eminem’s recordings are available to investors through the initial public offering of Royalty Flow.

Macro trends shaping the music industry have increased the royalty income earned by this catalog in recent years and will likely do the same for years to come.

In fact, the total royalties earned by this catalog grew by 43% from 2015 to 2016.[6] In the next video, I’ll explain more about these macro trends and how we could benefit.

___________________

6Audited financials of the catalog

V-4

Right now, I’d like to share some of the reasons we’re incredibly excited to have this world-class catalog as part of Royalty Flow’s IPO

•	Eminem was named “Billboard's Artist of the Decade” for 2000 - 2010
•	He's been nominated for 43 Grammy Awards and won 15, including six for Best Rap Album.
•	He won an Oscar for Best Original Song with “Lose Yourself”
•	He was ranked by Rolling Stone and VH-1 as one of the 100 Greatest Artists of all time.
•	So far in 2017, Eminem is the 12th most streamed artist in the world. And he hasn't released an album in 4 years.[7]
•	Eminem is one of the best-selling artists of all time, with 10 No. 1 albums and five No. 1 singles.
•	He is the second best-selling male artist of the Nielsen SoundScan era.
•	He is the sixth best-selling artist in the United States.
•	He is the best-selling hip-hop artist ever.
•	Globally, he has sold more than 172 million albums.
•	And the ultimate sign of a great artist - long term relevance. This catalog has four albums currently charting on the Billboard 200. Three of which are in the top 20, and one: "Curtain Call" was named the longest-charting hip-hop album of all time.

{good sources for stats on EM}: http://www.billboard.com/articles/columns/hip-hop/7678124/rap-chart-facts-eminem-jay-z-mc-hammer ;

http://www.billboard.com/articles/columns/the-juice/5944791/eminem-marks-sales-hot-100-milestones ;

http://www.billboard.com/articles/columns/hip-hop/7541968/10-highest-selling-rap-album-series ;

http://www.billboard.com/articles/columns/the-juice/474607/eminem-songs-best-hits-list ;

https://www.nytimes.com/interactive/2017/08/07/upshot/music-fandom-maps.html?smid=fb-nytimes&smtyp=cur&mtrref=m.facebook.com ← Eminem is the 11th most listened to artist on Youtube;

http://www.billboard.com/articles/columns/chart-beat/7874083/jay-z-444-second-week-no-1-billboard-200-albums-chart-french-montana ← Eminem has the most weeks at #1 for a rapper on Billboard chart in the 61 years of the charts; http://www.billboard.com/articles/columns/chart-beat/7873993/beatles-jay-z-artists-most-number-1s-billboard-200 ; }

This extraordinary catalog in in the Royalty Flow IPO and includes royalties from:

1.	All of Eminem’s albums from 1999’s Slim Shady LP up to and including 2013’s Marshall Mathers LP 2.
2.	Eminem’s side projects including works with Jay-Z, Akon, Tupac, 50 Cent, and others.
3.	All of Eminem’s music videos.

___________________

7 http://www.buzzanglemusic.com/wp-content/uploads/BuzzAngle-Music-2017-Mid-Year-U.S.-Report.pdf

V-5

It’s not surprising that a catalog made up of all the musical works of a major artist like Eminem would be lucrative but here are a few important financial details -

•	The catalog’s royalties grew by 43% from 2015 to 2016, even though Eminem hasn’t released a new album since 2013.

•	Great catalogs should be generating higher and higher levels of royalty income as streaming subscriptions, which started to boom in 2016, take their effect. This catalog certainly meets that standard.

•	This catalog is very diversified as well. We’ve looked at thousands of catalogs over the past couple of years at Royalty Exchange, and this is very unusual. Unlike most royalty assets, this catalog doesn’t rely on one massive hit to make money.

In the coming days, you’ll have the opportunity to invest in this extraordinary catalog via Royalty Flow’s IPO. Early investors will be able to get into this unique company at the ground floor ahead of us executing our strategy.

In the next video I’ll explain…

How the macro-trends that once decimated the music industry have shifted and are now generating massive gains for certain players. Plus, I’ll show you how investors in Royalty Flow will be uniquely positioned to benefit from this shift.

V-6

Video 2: Why music royalties belong in your portfolio

Disclaimer:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative. Investing in shares of Royalty Flow will involve significant risks. Investment will be suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

V2-1

Today I’m going to share the details of a new and unusual investment opportunity. This does involve the sale of securities, so I’d like to encourage you to read the information on the screen right now. And remember, at any point during this presentation, you can find the same information at the bottom of the screen. Please read it.

Hey, this is Matthew Smith, Chairman of Royalty Flow. In today’s video, I want to talk to you about why music royalties should be part of your portfolio.

Brief intro:

At Royalty Exchange our mission is to make royalty streams on Intellectual property - things like music, film and books - easy to invest in.

We’ve built an online marketplace, where we connect buyers and sellers of royalty streams. This creates transparency, liquidity, and price discovery in a market that lacks all three. The exchange is thriving with over 21,000 users and is growing fast.

And now, we’ve created a company called Royalty Flow, designed specifically to directly acquire royalty interests in world-class media assets. We're using Regulation A+ of the JOBS act to raise capital for this purpose, and this allows any investor to participate in this initial public offering.

Why Royalties are one of the best alternative assets:

You probably know that alternative investments can be an important part of a broader portfolio. Alternative investments offer the promise of low correlation to traditional investments like stocks and bonds. They often have the potential to generate income as well.

When you add them to a portfolio you get a significant diversification benefit over time. The goal and result can often be better risk-adjusted returns.

But, when investors typically seek out alternative investments, they have very few options and those almost never include what we think is the purest alternative investment available:

Royalty income derived from intellectual property.

V2-2

Over the course of this video series, you’ll learn a lot about how intellectual property assets actually work.

For now, let’s focus on music royalties, by taking a look at how rights holders get paid.

The first question you might be having is, “What’s a rightsholder?”

A rightsholder is a company or individual with a legal claim on income generated from the use of that IP, or in this case, that music.

Rightsholder could be songwriters, could be the performing artist, could be labels, could be the publishers, could be producers. There are a number of different parties that can have that legal claim on future income.

And, the owners of royalty rights are paid based on streams, downloads, physical album sales, and other usage. In essence, consumption of music drives royalty payments.

And music consumption doesn’t change when interest rates go up or when stock market sentiment turns bearish.

In addition, royalties:

•	Can earn consistent cash flow.
•	Are long-term assets (royalties are paid for the life of the artist +70 years!)
•	They have relative price, or NAV (Net Asset Value) stability.
•	They have the potential for capital appreciation - especially now.

Why now is the time to buy music royalties.

Let’s take a closer look at the potential for capital appreciation.

You see, the music industry and related assets are climbing out of a long, brutal bear market. For the last 15 years, the industry has been the victim of:

•	Piracy
•	Disaggregation of music from physical albums to digital singles
•	Mispricing / undervaluation due to lack of transparency

V2-3

As you see from this chart, we didn’t see things turn around until 2015. At Royalty Exchange, we’re confident we’ve only seen the start of that recovery - and we’re not the only ones.

The reason? The rise of digital streaming.

Subscriptions to digital streaming services like Spotify, Apple and Pandora have been a game changer for the industry.

Streaming generated approximately $3.9 billion in 2016, according to trade group IFPI*1. In December 2016, Goldman Sachs projected streaming revenues to grow to about $14.1 billion by 2030.

But, streaming is growing faster than anyone expected.

According to an August 2, 2017 Business Insider analysis2, “[Spotify] managed to increase its user growth rate as its subscriber base grew. The music streaming service added 10 million subscriber additions in roughly four months, faster than the approximate six months it took to go from 40 million subscribers to 50 million.”

With facts like these, just eight months after Goldman Sachs estimated streaming would get to $14.1 billion by 2030, they revised the forecast - In fact, they doubled it to $34 billion.3

We believe because of streaming, music is about to enter a decade long bull market that will cause the tide to rise for rightsholders… and especially for owners of trophy assets like the Eminem royalties included in the Royalty Flow IPO.

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1 http://www.riaa.com/wp-content/uploads/2017/03/RIAA-2016-Year-End-News-Notes.pdf

2 http://www.businessinsider.com/spotify-reaches-new-subscriber-milestone-2017-8

3 https://www.thestreet.com/story/14286436/1/vivendi-and-sony-will-be-winners-as-music-streaming-takes-off-says-goldman-sachs.html

* Paid and ad-supported streaming together

http://www.riaa.com/wp-content/uphttps://www.thestreet.com/story/14286436/1/vivendi-and-sony-will-be-winners-as-music-streaming-takes-off-says-goldman-sachs.htmlloads/2017/03/RIAA-2016-Year-End-News-Notes.pdf

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There was tremendous growth in the music industry between 2015 and 2016, but it is just the beginning, and here’s why...

○	Every single smartphone owner has a portable music player in their pocket. And streaming is the most convenient and inexpensive way for consumers to get all the music they want. Essentially, or the price of one CD per month, Spotify and Apple Music users can stream millions of different songs. The mere convenience of streaming from your phone makes all the difference.

○	Music industry trade group IFPI reported 112 million paying subscribers to music streaming services at the end of 2016. Sounds like a lot, but that’s about 3% of the 4 billion smartphones worldwide.[4]

○	Goldman Sachs analyst Lisa Yang predicts 14% of global smartphone users will subscribe to music services by 2030, raising her previous estimate of 9%.[5]

And the future goes beyond the smartphone.

○	When I was a kid, I wanted a stereo in my room. Today’s kids want something different. They want a smart speaker like the Alexa-powered Amazon Echo. My 10 & 12 year old kids use it every day to play their favorite music. I have 4 echo devices in my home right now and I can tell you, they are amazing.

○	These devices aren’t just popular with my family. If Goldman Sachs is right, the rise of smart speakers and connected cars could contribute up to $8 billion in additional revenue to the music industry by 2030.[6]

○	Amazon’s Echo speaker line is expected to ship 10 Million units in 2017[7] A similar device from Google called Google Home is growing in popularity, and Apple will release their version, something they call the HomePod, this December.

The combination of the streaming business model and globalization has been, and will continue to be a big win for the music industry.

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4 http://news.ihsmarkit.com/press-release/technology/more-six-billion-smartphones-2020-ihs-markit-says

5 Lisa Yang, et. al., Music in the Air Series, August 2017, Goldman Sachs Research.

6 Lisa Yang, et. al., Music in the Air Series, August 2017, Goldman Sachs Research.

7 http://www.digitimes.com/news/a20170601PD218.html

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Streaming is allowing people around the world to discover music from other parts of the globe. As the quality of smartphones and mobile networking increases around the world, usage and revenue to the music industry will increase dramatically.

Previously, record labels were faced with a tough economic decision when considering whether or not they should release albums internationally - especially in the developing world. But with streaming services, the whole cost/benefit analysis has been turned on its head.

International success no longer requires successful manufacturing, distribution and negotiating shelf space.

Streaming promises global access to legally licensed music. That’s great for fans and rightsholders.

Technology is providing data and transparency never previously available in the music business. Collecting, aggregating and analyzing data has become much easier in the digital world, and royalty rightsholders are reaping the benefits.

Better data means more accurate royalty collection and distribution, as well as easier analysis of music as an asset for investors.

Advertising supported music revenues will increase with better ad targeting:

■	Currently, there are premium ad-free, music streaming services, and there are ad-supported subscriptions that are free to users. Music consumers that don’t pay for streaming subscriptions still generate advertising revenue for rightsholders though.

■	And, as targeting and advertising technology improves, the effectiveness of ads will grow and the number of advertisers wanting to buy the ads increases as well, driving up the revenue to rightsholders.

■	In fact, Goldman Sachs expects ad-supported revenue to contribute $6.1Billion to the music industry per year by 2030. That’s up over 450% from just $1.1 billion today.

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This fact may surprise you -

Before digital radio services like SiriusXM and Pandora, artists and labels didn’t make a cent from radio plays. That’s right, if your music was played in the US on traditional AM/FM radio and your rights were tied to the sound recording copyright, you got nothing for the use of your intellectual property.

But it’s a totally different situation in digital. As US consumers transition away from traditional radio, the billions of dollars that are currently spent in advertising on local radio typically will follow the consumer to digital, much like the advertising dollars shifted from the Yellow Pages to Google in the last decade.

And in the digital world, these ad dollars will produce royalty income for rightsholders which include the record labels, the publishers, the artists, and, of course, shareholders of Royalty Flow.

With streaming, consumers have instant access to vast libraries of music, and that makes it easy to listen to music from decades ago. And that’s caused some older catalogs to experience a revival.

Digitizing the industry has helped recording artists and other rights holders unlock the value of their royalty streams by increasing consumer’s access to music and providing much more transparency than we have ever had before. Industry insiders expect this trend to continue.

To illustrate the point, let’s take a look at FBT’s royalty income from streaming on EMINEM’s catalog for the last 3 years.

	Solo	Side Projects	Total	Growth Rate
2014	1,329,606	117,600	1,447,206	67%
2015	1,180,203	142,641	1,322,844	-9%
2016	2,007,522	324,468	2,331,990	76%

As you can see, the streaming royalties grew by 76% in calendar year 2016 over calendar year 2015. And now, streaming represents 46% of total royalties in 2016.

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Other than 2014 when royalties spiked due to the release of a new album, this catalog produced more royalty income last year than it has since 2002.8

We find ourselves at a pivotal time in investing in media royalties as an asset class. The growing importance of intellectual property in the global economy, the music industry’s recovery, and increasing cash flows that are uncorrelated to stock and bond markets, make media royalties an incredible alternative asset class and one that should be considered for many investment portfolios.

Revenue from streaming services is expected to grow more than 8x - from $3.9B9 in 2016 to $34 billion by 203010.

The lionshare of that revenue is passed on to the rightsholders through royalty payments. Investing in music royalties in 2017 is the opportunity to invest at the start of a boom and experience massive appreciation, collecting royalty income along the way.

In the coming days you’ll have be able to take advantage of the opportunity through Royalty Flow’s IPO. Be sure you’re on our email list so we can send notice when doors open to investors.

And be on the lookout for our next video in this series where I’ll explain how Royalty Flow will create value for its shareholders.

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8 Unaudited financials that Joel sent us.

9 http://www.riaa.com/wp-content/uploads/2017/03/RIAA-2016-Year-End-News-Notes.pdf

10 https://www.thestreet.com/story/14286436/1/vivendi-and-sony-will-be-winners-as-music-streaming-takes-off-says-goldman-sachs.html

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Video 3: How Royalty Flow Will Create Value for Shareholders

Disclaimer:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Royalty Flow will not be accepted. No offer to buy securities in a Regulation A+ offering of Royalty Flow can be accepted and no part of the purchase price can be received until Royalty Flow’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indication of interest in Royalty Flow’s offering involves no obligation or commitment of any kind.

The securities to be offered will be highly speculative. Investing in shares of Royalty Flow will involve significant risks. Investment will be suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the anticipated offering, it may not continue.

This contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that Royalty Flow expects or anticipates will occur in the future, including but not limited to, the success of its crowdfunding campaign, listing on a securities exchange and development of a market for its securities, and its business strategy, including acquiring future royalties. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties, including without limitation: Royalty Flow’s ability to execute its equity crowdfunding and future growth strategies, the state of the music industry and payment under royalty interests, and the future popularity of Eminem. Should one or more of these risks or uncertainties materialize, or should any of the Royalty Flow’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Royalty Flow’s forward-looking statements. Except as required by law, Royalty Flow disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained here.

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Today I’m going to share the details of a new investment opportunity. This does involve the sale of securities, so I’d like to encourage you to read the important information on the screen right now. And remember, at any point during this presentation, you can find the same information at the bottom of the screen. Please read it.

“The best business is a royalty on the growth of others, requiring very little capital itself.” -- Warren Buffett1

Hi this is Matthew Smith, Chairman of Royalty Flow.

If you’ve watched the previous videos in this series, you’ve learned that music royalties, so long the victim of technology, experienced a tech-enabled shift starting in 2015 that’s still accelerating and expected to drive substantial growth.

This growth, driven by streaming, has accelerated so much that Goldman Sachs claims it will “create a lot more sustainable, profitable revenue streams that should drive the doubling of the market…”

You also know that Royalty Flow is about to conduct an Initial Public Offering in the coming days and this gives you the opportunity to invest in these trends and reap the benefits.

Royalty Flow is using Regulation A+ of the JOBS act to raise capital to acquire royalty interests in world-class media assets. And we’re starting with royalties on Eminem’s incredible music catalog.2

The JOBS act allows any investor to participate in this initial public offering. Make sure you’re on our email list so you don’t miss the opportunity to invest.

Now, for today’s video, I want to discuss how Royalty Flow plans to create value for shareholders.

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1 David Ogilvy, Ogilvy on Advertising

2 Document that includes the asset list of the catalog.

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Royalty Flow’s Shareholder Friendly Strategy

Dividends and Dividend Growth

We know that dividends can generate enormous amounts of shareholder wealth over time.

“Dividends have been a major component of the stock market’s overall total returns throughout history. Dividends have contributed anywhere from 25% to 75% of the market’s overall total return over the past seven decades” -- Brian Bollinger3

On the subject of dividends, check this out:

This chart shows that if you had invested $100 in non dividend-paying stocks in 1972, you would have $284 in your brokerage account in 2014. That’s a measly 2.34% return.

If you’d put $100 into the S&P 500, you’d have $2,207 in your account by 2014. That’s much better, a solid 7.61% average annual return.

But, if you’d put $100 into all dividend-paying stocks, your $100 would have turned into $4,165 by 2012. That’s a 9.28% annual return. Now of course, there are no guarantee that we’re going to have this kind of growth or these types of returns -- but this is the business that we intend to grow.

That’s the power of dividend stocks and the reason why dividend distribution is a key part of our strategy.

Royalty Flow will return cash to shareholders through a dividend. We intend to pay our first dividend next year and aim to grow this dividend each year as acquire income-producing royalty assets.

We understand that liquidity is very important to investors, so shortly after the fund raising period of the IPO, we intend to list Royalty Flow on the Nasdaq. It’s important to note that the standards that companies must meet in governance and in reporting to list on a major US exchange like the Nasdaq are far more rigorous than what required for companies that have raised capital normally through Regulation A+ without the intent of going on a major US exchange.

Royalty Flow has adopted these more rigorous standards of governance and reporting to insure the eligibility for listing on the Nasdaq or other exchange.

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3 https://www.simplysafedividends.com/dividends-vs-total-returns/

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Now, if for whatever reason we cannot immediately list on Nasdaq, we will pursue liquidity options via the New York Stock Exchange or OTC Markets. We believe that our dividend based model will support liquidity no matter what exchange we’re traded on.

Now, let me take a few minutes to explain our approach to royalty acquisitions and operations.

Our criteria for new royalty acquisitions include:

A Track Record of Royalty Income:

The first thing we look at when making a royalty acquisition is: does the asset have a track record of earning royalty income. Royalty Flow does not plan on speculating on unproven artists or catalogs. We’re looking for assets with a track record of earnings that we expect will generate substantial income in the future.

Our first acquisition, FBT’s Eminem royalties, has a long track record of earning royalties… and we believe that those earnings will continue.

The second category is

Capital Appreciation Potential

We agree with Goldman Sachs when they say the music industry is “finally turning the corner.” We believe that the music industry is still in the early days of its rebirth. With that in mind, when we evaluate potential royalty acquisitions, we’ll keep an eye towards the future and seek to buy assets that have high potential for capital appreciation.

As we discussed in depth in video 2, subscription streaming has transformed the music business and we expect that streaming will drive growth. In 2015, the industry grew for the first time in 15 years. We believe that we’re only in the first inning of the bull market for the music business, so we believe that many of these assets have high potential for capital appreciation.

Passive Interests Only

We plan to acquire non-operating interests in great IP.

This strategy opens up a new universe of potential investments for us. We’ll only allow owners of great assets to take some money off the table but still maintain a substantial economic interest.

V3-4

That will allow us to acquire great assets that other players in the space can’t profitably buy because of their overhead. And frankly, as investors, you only care about generating great returns and the best way to do that is to get as close to ownership of underlying royalty asset as possible. We think Royalty Flow will prove to be the best way to achieve this.

Royalty Flow offers an option to owners of great assets that others can’t match and we’ll keep our interests aligned with the IP owners we partner with. And, since we’re not acting as a record label or publisher, it keeps our cost base lower and allows us to reward shareholders.

Established Operating Partners

Since Royalty Flow will only acquire passive interests in royalty streams, we must partner with excellent active operators.

We’re looking for operators of the asset that have a track record of great stewardship. FBT has been an excellent steward of the Eminem royalties. They’ve demanded consistent earnings audits. They’ve unlocked additional value by vigorously protecting their rights against infringement. They’re a great operating partner for us.

But identifying great operating partners isn’t enough, we must also ensure that our interests are in alignment with the operators. We will do this by shared incentives and equal treatment clauses in our agreements.

These 4 criteria will drive our operating strategy going forward.

The next thing we should discuss are few comparable royalty companies.

Comparable Companies

Part of the reason for building Royalty Exchange was because, as investors, we recognized how valuable royalty companies or royalty income streams can be. See, the best part about royalty deals is that after you pay to acquire the royalty, you don’t have to spend additional capital to keep that cash flow coming in.

Over the last few years, publicly traded royalty businesses have popped up in a number of industries. And the results have been excellent for shareholders.

As you can see, investors who acquired IPO shares in these royalty companies did extraordinarily well.

Of course, there is no guarantee that investors in Royalty Flow will achieve similar results, keep that in mind.

However, Royalty Flow is using this tried and true model and simply applying it to a new industry. An industry that is in the early stages of a bull market after more than a decade of bad news.

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IPO investors will have the potential to participate in uncorrelated income, growing dividends and capital appreciation on great assets. We believe that the combination of our capital efficient business model, our acquisitions of revenue generating assets, and the accelerating growth of the music industry will make this a great opportunity.

In the coming days, you can be amongst the first to buy shares in Royalty Flow as part of our Initial Public Offering. Keep in mind that once we hit our maximum investment, we’ll have to close the offering and you might not be able to get in at the IPO price.

Make sure you’ve registered with your email address below so we can notify you as soon as the IPO offering opens up.

We look forward to serving you as a shareholder of Royalty Flow.

Thank you.

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